EXHIBIT 23


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-23741, 333-19323, 333-39354 and 333-93723) pertaining to the
1987 Non-Qualified Stock Option Plan and Stock Option Agreements and the 1996 Stock Option Plan of Equidyne Corporation of our report dated October 13, 2000, with respect to the consolidated financial statements of Equidyne Corporation included in the Annual Report (Form 10-KSB) for the year ended July 31, 2000.


                                        /s/ ERNST & YOUNG LLP


Manchester, New Hampshire
October 27, 2000